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                                                                   Exhibit 23-f


                          SILVERMAN KORENTHAL & CO.


                     CONSENT OF SILVERMAN KORENTHAL & CO.



        We hereby consent to the reference to our firm and our analyses, observations and beliefs set forth under the heading "SUMMARY- Background of and Reasons for Merger" contained in the Proxy Statement/Prospectus which is part of this Registration Statement on Form S-4. We also confirm the accuracy in all material respects of the description and summary of our analyses, observations, beliefs and conclusions relating thereto set forth under the heading "SUMMARY-Background of and Reasons for Merger" and "PROPOSAL TO APPROVE THE MERGER." In giving such consent, we do not admit that we come within the category of persons where consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations issued thereunder.







                                        SILVERMAN KORENTHAL & CO.


                                By:     /s/ Michael A. Silverman


Skokie, Illinois
December 3, 1997